EXHIBIT 99.1

Gartner	Press Release
CONTACT:
Peter Genovese
Investor Relations
+1 203 316 6537
investor.relations@gartner.com

Gartner Reports Financial Results for Second Quarter 2015
Contract Value Increased 15% YoY FX Neutral to $1.595 billion
Total Revenue Increased 12% YOY FX Neutral

STAMFORD, Conn., July 30, 2015 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for second quarter 2015 and reiterated its previously announced financial outlook for full year 2015.
For second quarter 2015, total revenue was $547.9 million, an increase of 5% over second quarter 2014 and 12% excluding the foreign exchange impact. Second quarter 2015 net income was $51.2 million, a decrease of 4% compared to second quarter 2014. Normalized EBITDA was $110.1 million for second quarter 2015, an increase of 5%, while diluted earnings per share was $0.61 in second quarter 2015 compared to $0.58 in second quarter 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments was $0.65 in second quarter 2015 compared to $0.64 in second quarter 2014. (See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Diluted Earnings Per Share Excluding Acquisition Adjustments).
For the six months ended June 30, 2015, total revenue was $1.019 billion, an increase of 5% over the same period in 2014 and 12% adjusted for the foreign exchange impact. Net income was $79.5 million while Normalized EBITDA was $190.8 million. Diluted earnings per share for the six month periods was $0.92 in 2015 compared to $0.99 in 2014. Diluted Earnings Per Share Excluding Acquisition Adjustments was $1.02 per share and $1.08 per share for the six months ended June 30, 2015 and 2014, respectively.
Gene Hall, Gartner’s chief executive officer, commented, “We continue to perform extraordinarily well as a company. We achieved another quarter of 15% CV growth and we continue to deliver strong results across all our underlying metrics."
Business Segment Highlights
Research
Revenue for second quarter 2015 was $385.7 million, up 8% compared to second quarter 2014 and 14% excluding the foreign exchange impact. The quarterly gross contribution margin was 70% in 2015 and 69% in 2014. Contract value was $1.595 billion at June 30, 2015, an increase of 11% on a reported basis and 15% on a foreign exchange neutral basis compared to June 30, 2014. Client retention was 85% and 84% in the second quarter of 2015 and 2014, respectively, while wallet retention was 106% in the 2015 quarter and 105% in the 2014 quarter.

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Consulting
Revenue for second quarter 2015 was $88.3 million, a decrease of 6% compared to second quarter 2014 but an increase of 2% excluding the foreign exchange impact. The gross contribution margin was 38% and 39% in second quarter 2015 and 2014, respectively. Second quarter 2015 utilization was 68% compared to 70% in second quarter 2014. As of June 30, 2015, billable headcount was 564 compared to 505 as of June 30, 2014. Backlog was $97.4 million at June 30, 2015 compared to $104.6 million at June 30, 2014.
Events
Revenue for second quarter 2015 was $73.9 million, an increase of 9% compared to second quarter 2014. Adjusted for the foreign exchange impact, quarterly revenue increased 15% in the 2015 period. The gross contribution margin was 53% in second quarter 2015 compared to 50% in the prior year quarter. The Company held 26 events with 17,107 attendees in second quarter 2015 compared to 28 events and 16,594 attendees in second quarter 2014.
Cash Flow and Balance Sheet Highlights
Gartner generated $149 million of operating cash flow in the first half of 2015 compared to $153 million in the first half of 2014. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) totaled $24 million in the first half of 2015. At June 30, 2015, the Company had $358 million of cash and $776 million of available borrowing capacity on its revolving credit facility. The Company used $441 million in cash to repurchase its common shares in the first half of 2015.

Financial Outlook for 2015
The Company also reiterated its previously announced financial outlook for 2015:
Projected Revenue

($ in millions)	2015 Projected Range			% Change
Research	$1,580	—	$1,600	9%	—	11%
Consulting	330	—	350	(5)	—	1
Events	240	—	255	5	—	12
Total Revenue	$2,150	—	$2,205	6%	—	9%

Projected Earnings and Cash Flow (1)

($ in millions, except per share data)	2015 Projected Range			% Change
GAAP Diluted Earnings Per Share	$2.11	—	$2.30	4%	—	13%
Diluted Earnings Per Share Excluding Acquisition Adjustments	2.27	—	2.46	1	—	10
Normalized EBITDA	405	—	430	5	—	11

Operating Cash Flow	348	—	374	—	—	8
Acquisition and Integration Payments	12	—	12	>100	—	>100
Capital Expenditures	(45)	—	(46)	17	—	19
Free Cash Flow	$315	—	$340	1%	—	9%

(1)	See “Non-GAAP Financial Measures” below for descriptions of Diluted Earnings Per Share Excluding Acquisition Adjustments, Normalized EBITDA, and Free Cash Flow.

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Conference Call Information
Gartner has scheduled a conference call at 8:30 a.m. eastern time on Thursday, July 30, 2015 to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-679-8034 and the international dial-in number is 617-213-4847 and the participant passcode is 50713067#. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 90 days following the call.
About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to clients in almost 10,000 distinct enterprises. Through the resources of Gartner Research, Consulting and Events, we work with clients to research, analyze and interpret the business of IT within the context of their individual roles. Gartner is headquartered in Stamford, Connecticut, U.S.A., and as of June 30, 2015, had 7,385 associates, including 1,634 research analysts and consultants, and clients in over 90 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Normalized EBITDA: Represents operating income excluding depreciation and amortization, accretion on obligations related to excess facilities, stock-based compensation expense, and acquisition and integration charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Normalized EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Diluted Earnings Per Share Excluding Acquisition Adjustments: Represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly related to acquisitions, net of tax effect. The adjustments consist of amortization of identifiable intangibles, non-recurring acquisition and integration charges such as legal, consulting, retention, severance and other costs, and non-cash fair value adjustments on pre-acquisition deferred revenues. We believe Diluted Earnings Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less cash paid for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase our stock, repay debt obligations, invest in future growth through new business development activities, or make acquisitions.

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Safer Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2015 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014		2015	2014
Revenues:
Research	$385,718	$358,495	8%	$766,808	$706,609	9%
Consulting	88,336	93,488	(6)%	165,128	177,759	(7)%
Events	73,882	67,837	9%	87,186	82,154	6%
Total revenues	547,936	519,820	5%	1,019,122	966,522	5%
Costs and expenses:
Cost of services and product development	210,495	203,178	4%	388,257	373,999	4%
Selling, general and administrative	237,991	218,537	9%	467,513	423,154	10%
Depreciation	8,440	7,721	9%	16,429	15,180	8%
Amortization of intangibles	2,107	1,979	6%	4,246	3,258	30%
Acquisition and integration charges	3,683	6,644	(45)%	8,775	10,000	(12)%
Total costs and expenses	462,716	438,059	6%	885,220	825,591	7%
Operating income	85,220	81,761	4%	133,902	140,931	(5)%
Interest expense, net	(5,240)	(2,680)	96%	(8,720)	(4,930)	77%
Other (expense) income, net	(468)	175	>100%	(1,430)	(54)	>100%
Income before income taxes	79,512	79,256	—%	123,752	135,947	(9)%
Provision for income taxes	28,357	26,216	8%	44,246	45,171	(2)%
Net income	$51,155	$53,040	(4)%	$79,506	$90,776	(12)%

Income per common share:
Basic	$0.61	$0.59	3%	$0.94	$1.00	(6)%
Diluted	$0.61	$0.58	5%	$0.92	$0.99	(7)%
Weighted average shares outstanding:
Basic	83,203	89,521	(7)%	84,871	90,595	(6)%
Diluted	84,271	90,744	(7)%	86,064	92,012	(6)%

BUSINESS SEGMENT DATA
(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin
Three Months Ended 6/30/15
Research	$385,718	$115,872	$269,846	70%
Consulting	88,336	55,081	33,255	38%
Events	73,882	34,440	39,442	53%
TOTAL	$547,936	$205,393	$342,543	63%

Three Months Ended 6/30/14
Research	$358,495	$110,232	$248,263	69%
Consulting	93,488	57,253	36,235	39%
Events	67,837	33,605	34,232	50%
TOTAL	$519,820	$201,090	$318,730	61%

Six Months Ended 6/30/15
Research	$766,808	$229,897	$536,911	70%
Consulting	165,128	105,546	59,582	36%
Events	87,186	45,302	41,884	48%
TOTAL	$1,019,122	$380,745	$638,377	63%

Six Months Ended 6/30/14
Research	$706,609	$212,244	$494,365	70%
Consulting	177,759	111,186	66,573	37%
Events	82,154	44,959	37,195	45%
TOTAL	$966,522	$368,389	$598,133	62%

SELECTED STATISTICAL DATA

	June 30, 2015	June 30, 2014
Research contract value (a)	$1.595	$1.436
Research client retention - enterprise (b)	85%	84%
Research wallet retention - enterprise (b)	106%	105%
Research client enterprises	9,956	9,115

Consulting backlog (c)	$97,400	$104,600
Consulting—quarterly utilization	68%	70%
Consulting billable headcount	564	505
Consulting—average annualized revenue per billable headcount (c)	$409	$454

Events—number of events for the quarter	26	28
Events—attendees for the quarter	17,107	16,594

(a)	In billions.

(b)	We define an enterprise as a single company or customer.

(c)	In thousands.

SUPPLEMENTAL INFORMATION
Reconciliation - Operating income to Normalized EBITDA (a) (Unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$51,155	$53,040	$79,506	$90,776
Interest expense, net	5,240	2,680	8,720	4,930
Other expense (income), net	468	(175)	1,430	54
Tax provision	28,357	26,216	44,246	45,171
Operating income	$85,220	$81,761	$133,902	$140,931
Normalizing adjustments:
Stock-based compensation expense (b)	10,663	6,865	27,392	20,617
Depreciation, accretion, and amortization (c)	10,564	9,740	20,716	18,514
Acquisition and integration adjustments (d)	3,683	6,644	8,775	10,000
Normalized EBITDA	$110,130	$105,010	$190,785	$190,062

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of charges for stock-based compensation awards.

(c)	Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

Reconciliation - Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Acquisition Adjustments (a) (Unaudited; in thousands, except per share amounts):

	Three Months Ended June 30,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$51,155	$0.61	$53,040	$0.58
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	1,268	0.02	1,258	0.01
Acquisition and integration charges (d)	2,519	0.02	4,618	0.05
Diluted earnings per share excluding acquisition adjustments (e)	$54,942	$0.65	$58,916	$0.64

	Six Months Ended June 30,
	2015		2014
	After-tax Amount	EPS	After-tax Amount	EPS
Diluted earnings per share	$79,506	$0.92	$90,776	$0.99
Acquisition adjustments, net of tax effect (b):
Amortization of acquired intangibles (c)	2,576	0.03	2,077	0.02
Acquisition and integration charges (d)	5,743	0.07	6,745	0.07
Diluted earnings per share excluding acquisition adjustments (e)	$87,825	$1.02	$99,598	$1.08

(a)
Diluted earnings per share excluding acquisition adjustments represents GAAP diluted earnings per share adjusted for the per share impact of certain items directly-related to acquisitions, net of tax effect.

(b)	The effective tax rates on the adjustments were 34% and 35% for the three and six months ended June 30, 2015 and 32% and 34% for the three and six months ended June 30, 2014.

(c)	Consists of non-cash amortization charges related to acquired intangibles.

(d)	Consists of directly-related incremental expenses from acquisitions.

(e)
Calculated based on 84.3 million and 86.1 million shares for the three and six months ended June 30, 2015, respectively, and 90.7 million and 92.0 million shares for the three and six months ended June 30, 2014, respectively.